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                              FORM N-14, ITEM 16(14)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 31, 2003, related to the financial statements and financial highlights, which appears in the December 31, 2002 Annual Report to Contract Owners of American United Life Pooled Equity Fund B and of our report dated February 14, 2003, realted to the financial statements and financial highlights of OneAmerica Value Portfolio, which appears in the December 31, 2002 Annual Report to Shareholders of OneAmercia Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Supplementary Financial Information" in such Registration Statement.


 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Indianapolis, Indiana
October 31, 2003